Exhibit 99.1

  Bank of the Ozarks, Inc. Announces Record Fourth Quarter and Full Year 2005
                                    Earnings

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Jan. 17, 2006--Bank of the Ozarks, Inc. (NASDAQ: OZRK) today announced record earnings for the fourth quarter and year ended December 31, 2005. Net income for 2005 totaled $31,489,000, a 21.7% increase over net income of $25,883,000 for 2004. Diluted earnings per share were $1.88 for 2005 compared to $1.56 for 2004, an increase of 20.5%.
    For the quarter ended December 31, 2005, net income totaled $8,383,000, a 19.6% increase over net income of $7,011,000 for the fourth quarter of 2004. Diluted earnings per share for the fourth quarter of 2005 were $0.50, compared to $0.42 for the same period in 2004, an increase of 19.0%.
    The Company's returns on average assets and average stockholders' equity for 2005 were 1.65% and 22.95%, respectively, compared with 1.67% and 23.87%, respectively, for 2004. Annualized returns on average assets and average stockholders' equity for the fourth quarter of 2005 were 1.60% and 23.02%, respectively, compared with 1.66% and 23.58%, respectively, for the fourth quarter of 2004.
    Loans and leases were $1.37 billion at December 31, 2005 compared to $1.13 billion at December 31, 2004, an increase of 20.8%. Deposits were $1.59 billion at December 31, 2005 compared to $1.38 billion at December 31, 2004, an increase of 15.3%. Total assets were $2.13 billion at December 31, 2005, a 23.6% increase from $1.73 billion at December 31, 2004.
    Stockholders' equity was $149.4 million at December 31, 2005 compared to $121.4 million at December 31, 2004, an increase of 23.1%. Book value per share was $8.97 at December 31, 2005 compared to $7.36 at December 31, 2004, a 21.9% increase. The Company's ratio of common equity to assets was 7.00% as of December 31, 2005 compared to 7.03% as of December 31, 2004, and its ratio of tangible common equity to tangible assets was 6.72% as of December 31, 2005 compared to 6.67% as of December 31, 2004.
    In commenting on these results, George Gleason, Chairman and Chief Executive Officer, stated, "Our favorable fourth quarter results wrapped up another great year for Bank of the Ozarks. Strong growth in loans and leases, excellent asset quality and a record efficiency ratio helped us achieve record net income and earnings per share in each quarter of 2005. The fourth quarter was our 20th consecutive quarter of record net income and earnings per share. We have now reported record net income in 34 of the last 36 quarters. In addition to posting record earnings, in 2005 we continued our growth and de novo branching strategy adding six new banking offices and key staff to support future growth."

    NET INTEREST INCOME

    Net interest income for 2005 increased 13.1% to $68,576,000 compared to $60,623,000 for 2004. Net interest margin, on a fully taxable equivalent basis, was 4.18% in 2005 compared to 4.43% in 2004, a decrease of 25 basis points.
    Net interest income for the fourth quarter of 2005 increased 11.0% to $17,845,000 compared to $16,075,000 for the fourth quarter of 2004. The Company has now achieved 19 consecutive quarters of record net interest income. The Company's net interest margin, on a fully taxable equivalent basis, was 4.02% in the fourth quarter of 2005, compared to 4.34% in the fourth quarter of 2004, a decrease of 32 basis points. Net interest margin for the fourth quarter of 2005 decreased 17 basis points from 4.19% in the third quarter of 2005.
    The increase in the Company's net interest income in the fourth quarter and full year of 2005 is a result of growth in earning assets. The decline in the Company's net interest margin during the fourth quarter and full year resulted from a number of factors, including increased competitive pressures and the flattening yield curve between short-term and long-term interest rates.
    The Company expects that competitive conditions and the current relatively flat yield curve will continue to exert pressure on its net interest margin. The Company's goal in recent quarters has been, and will continue to be, for growth in earning assets to more than offset any pressure on its net interest income resulting from a decline in its net interest margin.

    NON-INTEREST INCOME

    Non-interest income for 2005 was a record $19,252,000 compared with $18,225,000 for 2004, a 5.6% increase. Non-interest income for the fourth quarter of 2005 was $4,804,000 compared with $4,397,000 for the fourth quarter of 2004, a 9.3% increase.
    Service charges on deposit accounts and trust income both achieved record levels in 2005. Compared to the previous year, 2005 service charges on deposit accounts increased 4.2% to $9,875,000 and trust income increased 13.3% to $1,673,000. These increases more than offset a 7.8% decline in 2005 mortgage lending income to $3,034,000.

    NON-INTEREST EXPENSE

    Non-interest expense for 2005 was $40,080,000 compared with $37,605,000 for 2004, an increase of 6.6%. The Company's efficiency ratio for 2005 improved to 43.4% compared to 46.2% for 2004.
    Non-interest expense for the fourth quarter of 2005 was $10,306,000 compared with $9,845,000 for the fourth quarter of 2004, an increase of 4.7%. The Company's efficiency ratio for the fourth quarter of 2005 was a record 42.9% compared to 46.5% for the fourth quarter of 2004.
    A number of factors contributed to the Company's growth in non-interest expense in the fourth quarter and full year of 2005 compared to the fourth quarter and full year of 2004, but the most significant was the Company's continued growth and expansion. During 2005, the Company continued to pursue its growth and de novo branching strategy, resulting in the addition of six new Arkansas banking offices in North Little Rock, Mountain Home, Bentonville, Fayetteville, Benton and Russellville, the expansion of its Marshall, Arkansas office and the replacement of two initial temporary banking offices with permanent facilities in Mountain Home, Arkansas and Texarkana, Texas.
    The Company expects to continue its growth and de novo branching strategy. It currently plans to open a record 12 new banking offices and replace two current temporary banking offices with permanent facilities in 2006. While adding these offices will increase its non-interest expense, the Company believes these offices are important elements of its plans for future growth.

    ASSET QUALITY, CHARGE-OFFS AND RESERVES

    Nonperforming loans and leases as a percent of total loans and leases were 0.25% at year-end 2005 compared to 0.57% as of year-end 2004 and 0.18% as of September 30, 2005. Nonperforming assets as a percent of total assets were 0.18% as of year-end 2005 compared to 0.39% as of year-end 2004 and 0.13% as of September 30, 2005. The Company's ratio of loans and leases past due 30 days or more, including past due non-accrual loans and leases, to total loans and leases, was 0.39% at year-end 2005 compared to 0.76% at year-end 2004 and 0.38% as of September 30, 2005.
    The Company's net charge-off ratio for 2005 was 0.11% compared to 0.10% in 2004. Its annualized net charge-off ratio for the fourth quarter of 2005 was 0.12% compared to 0.09% for the fourth quarter of 2004.
    The Company's allowance for loan and lease losses increased to $17.0 million at December 31, 2005, or 1.24% of total loans and leases, from $16.1 million, or 1.42% of total loans and leases, at December 31, 2004. The $0.9 million increase in the allowance for loan and lease losses in 2005 is a result of the growth in the Company's loan and lease portfolio. As of December 31, 2005, the Company's allowance for loan and lease losses equaled 502% of its total nonperforming loans and leases.

    GROWTH AND EXPANSION

    The 12 new offices the Company expects to open in 2006 are intended to give the Company a presence in four important new markets. By year-end 2006 the Company expects to grow from its present two offices to nine permanent banking offices in Benton and Washington counties in northwest Arkansas, the state's second and third largest counties in terms of bank deposits and among its fastest growing. During 2006 the Company expects to open two offices in Hot Springs in Garland County, which is Arkansas' sixth largest county in terms of bank deposits. It also expects to expand from its current one office to three banking offices in the Texarkana market (both Bowie County, Texas and Miller County, Arkansas) and expand from one temporary banking office in Frisco, Texas into two permanent banking offices.
    Opening new offices and replacing existing temporary banking offices with permanent facilities is subject to availability of suitable sites, designing, constructing, equipping and staffing such offices, obtaining regulatory and other approvals and many other conditions and contingencies that the Company cannot predict with certainty.

    CONFERENCE CALL

    Management will conduct a conference call to review announcements made in this press release at 10:00 a.m. CST (11:00 a.m. EST) on Wednesday, January 18, 2006. The call will be available live or in recorded version on the Company's website www.bankozarks.com under "Investor Relations" or interested parties calling from locations within the United States and Canada may call 1-800-990-4845 up to ten minutes prior to the beginning of the conference and ask for the Bank of the Ozarks conference call. A recorded playback of the entire call will be available on the Company's website or by telephone by calling 1-800-642-1687 in the United States and Canada or 706-645-9291 internationally. The passcode for this telephone playback is 4071594. The telephone playback will be available through January 31, 2006, and the website recording of the call will be available for 12 months.

    GENERAL

    This release contains forward looking statements regarding the Company's plans, expectations, goals and outlook for the future. Actual results may differ materially from those projected in such forward looking statements, due to, among other things, continued interest rate changes including changes in the shape of the yield curve, competitive factors, general economic conditions and their effects on the creditworthiness of borrowers, collateral values and the value of investment securities, the ability to attract new deposits and loans and leases, delays in identifying and acquiring satisfactory sites and opening new offices, delays in or inability to obtain required regulatory approvals, the ability to generate future revenue growth or to control future growth in non-interest expense, as well as other factors identified in this press release or in Management's Discussion and Analysis under the caption "Forward Looking Information" contained in the Company's 2004 Annual Report to Stockholders and the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
    Bank of the Ozarks, Inc. trades on the NASDAQ National Market under the symbol "OZRK". The Company owns a state-chartered subsidiary bank that conducts banking operations through 54 offices in 29 communities throughout northern, western and central Arkansas, three Texas banking offices, and loan production offices in Bentonville and Little Rock, Arkansas and Charlotte, North Carolina. The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. The Company's website is: www.bankozarks.com.



                       Bank of the Ozarks, Inc.
                 Selected Consolidated Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited

                                               Quarters Ended
                                                December 31,
                                       -------------------------------
                                          2005       2004     % Change
                                       ---------- ----------  --------
Income statement data:
----------------------
 Net interest income                   $   17,845 $   16,075     11.0%
 Provision for loan and lease losses          500        500        -
 Non-interest income                        4,804      4,397      9.3
 Non-interest expense                      10,306      9,845      4.7
 Net income                                 8,383      7,011     19.6

Common stock data:
------------------
 Net income per share - diluted             $0.50      $0.42     19.0%
 Net income per share - basic                0.50       0.43     16.3
 Cash dividends per share                    0.10       0.08     25.0
 Book value per share                        8.97       7.36     21.9
 Diluted shares outstanding
  (thousands)                              16,793     16,694
 End of period shares outstanding
  (thousands)                              16,665     16,494

Balance sheet data at period end:
---------------------------------
 Total assets                          $2,134,882 $1,726,840     23.6%
 Total loans and leases                 1,370,723  1,134,591     20.8
 Allowance for loan and lease losses       17,007     16,133      5.4
 Total investment securities              574,120    434,512     32.1
 Goodwill                                   5,243      5,243        -
 Other intangibles - net of
  amortization                              1,159      1,421    (18.4)
 Total deposits                         1,591,643  1,379,930     15.3
 Repurchase agreements with customers      35,671     33,223      7.4
 Other borrowings                         304,865    144,065    111.6
 Subordinated debentures                   44,331     44,331        -
 Stockholders' equity                     149,403    121,406     23.1
 Loan and lease to deposit ratio            86.12%     82.22%

Selected ratios:
----------------
 Return on average assets (a)                1.60%      1.66%
 Return on average stockholders'
  equity (a)                                23.02      23.58
 Average equity to total average assets      6.96       7.04
 Net interest margin - FTE (a)               4.02       4.34
 Overhead ratio (a)                          1.97       2.33
 Efficiency ratio                           42.93      46.50
 Allowance for loan and lease losses to
  total loans and leases                     1.24       1.42
 Nonperforming loans and leases to
  total loans and leases                     0.25       0.57
 Nonperforming assets to total assets        0.18       0.39
 Net charge-offs to average loans and
  leases (a)                                 0.12       0.09

Other information:
------------------
 Non-accrual loans and leases          $    3,385 $    6,497
 Accruing loans and leases - 90 days
  past due                                      -          -
 ORE and repossessions                        356        157

(a) Ratios for interim periods annualized based on actual days

                                                Years Ended
                                                December 31,
                                       -------------------------------
                                          2005       2004     % Change
                                       ---------- ----------  --------
Income statement data:
----------------------
 Net interest income                   $   68,576 $   60,623     13.1%
 Provision for loan and lease losses        2,300      3,330    (30.9)
 Non-interest income                       19,252     18,225      5.6
 Non-interest expense                      40,080     37,605      6.6
 Net income                                31,489     25,883     21.7

Common stock data:
------------------
 Net income per share - diluted        $     1.88 $     1.56     20.5%
 Net income per share - basic                1.89       1.58     19.6
 Cash dividends per share                    0.37       0.30     23.3
 Book value per share                        8.97       7.36     21.9
 Diluted shares outstanding
  (thousands)                              16,766     16,635
 End of period shares outstanding
  (thousands)                              16,665     16,494

Balance sheet data at period end:
---------------------------------
 Total assets                          $2,134,882 $1,726,840     23.6%
 Total loans and leases                 1,370,723  1,134,591     20.8
 Allowance for loan and lease losses       17,007     16,133      5.4
 Total investment securities              574,120    434,512     32.1
 Goodwill                                   5,243      5,243        -
 Other intangibles - net of
  amortization                              1,159      1,421    (18.4)
 Total deposits                         1,591,643  1,379,930     15.3
 Repurchase agreements with customers      35,671     33,223      7.4
 Other borrowings                         304,865    144,065    111.6
 Subordinated debentures                   44,331     44,331        -
 Stockholders' equity                     149,403    121,406     23.1
 Loan and lease to deposit ratio            86.12%     82.22%

Selected ratios:
----------------
 Return on average assets (a)                1.65%      1.67%
 Return on average stockholders'
  equity (a)                                22.95      23.87
 Average equity to total average
  assets                                     7.17       7.01
 Net interest margin - FTE (a)               4.18       4.43
 Overhead ratio (a)                          2.10       2.43
 Efficiency ratio                           43.43      46.23
 Allowance for loan and lease losses
  to total loans and leases                  1.24       1.42
 Nonperforming loans and leases to
  total loans and leases                     0.25       0.57
 Nonperforming assets to total assets        0.18       0.39
 Net charge-offs to average loans and
  leases (a)                                 0.11       0.10

Other information:
------------------
 Non-accrual loans and leases          $    3,385 $    6,497
 Accruing loans and leases - 90 days
  past due                                      -          -
 ORE and repossessions                        356        157

(a) Ratios for interim periods annualized based on actual days


                       Bank of the Ozarks, Inc.
                 Supplemental Quarterly Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited

                                   3/31/04  6/30/04  9/30/04  12/31/04
                                   -------  -------  -------  --------
Earnings Summary:
-----------------
 Net interest income               $13,919  $14,721  $15,908  $16,075
 Federal tax (FTE) adjustment          591      582      625      702
                                   -------  -------  -------  -------
 Net interest income (FTE)          14,510   15,303   16,533   16,777
 Loan and lease loss provision        (745)  (1,045)  (1,040)    (500)
 Non-interest income                 3,993    5,204    4,631    4,397
 Non-interest expense               (8,384)  (9,610)  (9,766)  (9,845)
                                   -------  -------  -------  -------
 Pretax income (FTE)                 9,374    9,852   10,358   10,829
 FTE adjustment                       (591)    (582)    (625)    (702)
 Provision for taxes                (2,818)  (3,010)  (3,086)  (3,116)
                                   -------  -------  -------  -------
    Net income                     $ 5,965  $ 6,260  $ 6,647  $ 7,011
                                   =======  =======  =======  =======
 Earnings per share - diluted      $  0.36  $  0.38  $  0.40  $  0.42

Non-interest Income:
--------------------
 Trust income                      $   301  $   358  $   390  $   427
 Service charges on deposit
  accounts                           2,107    2,441    2,520    2,411
 Mortgage lending income               815      985      863      629
 Gains (losses) on sales of assets     100       20      108       13
 Investment security gains
  (losses)                               -      752       22        -
 Bank owned life insurance income      253      254      258      448
 Other                                 417      394      470      469
                                   -------  -------  -------  -------
    Total non-interest income      $ 3,993  $ 5,204  $ 4,631  $ 4,397

Non-interest Expense:
---------------------
 Salaries and employee benefits    $ 4,901  $ 5,023  $ 5,550  $ 5,358
 Net occupancy expense               1,213    1,254    1,286    1,436
 Write-off of deferred debt costs        -      852        -        -
 Other operating expenses            2,208    2,416    2,865    2,985
 Amortization of intangibles            62       65       65       66
                                   -------  -------  -------  -------
    Total non-interest expense     $ 8,384  $ 9,610  $ 9,766  $ 9,845

Allowance for Loan and
 Lease Losses:
-----------------------
 Balance beginning of period       $13,820  $14,460  $15,113  $15,888
 Net charge-offs                      (105)    (392)    (265)    (255)
 Loan and lease loss provision         745    1,045    1,040      500
                                   -------  -------  -------  -------
    Balance at end of period       $14,460  $15,113  $15,888  $16,133

Selected Ratios:
----------------
 Net interest margin - FTE (a)        4.48%    4.43%    4.47%    4.34%
 Overhead expense ratio (a)           2.39     2.57     2.44     2.33
 Efficiency ratio                    45.31    46.86    46.14    46.50
 Nonperforming loans and
  leases/total loans and leases       0.36     0.25     0.27     0.57
 Nonperforming assets/total
  assets                              0.28     0.21     0.23     0.39
 Loans and leases past due 30
  days or more, including past
  due non-accrual loans and
  leases, to total loans and
  leases                             0.46     0.44     0.46     0.76

(a) Annualized


                                   3/31/05  6/30/05  9/30/05  12/31/05
                                   -------  -------  -------  --------
Earnings Summary:
-----------------
 Net interest income               $16,459  $16,811  $17,460  $17,845
 Federal tax (FTE) adjustment          767    1,095    1,247    1,357
                                   -------  -------  -------  -------
 Net interest income (FTE)          17,226   17,906   18,707   19,202
 Loan and lease loss provision        (500)    (500)    (800)    (500)
 Non-interest income                 4,371    4,913    5,164    4,804
 Non-interest expense               (9,495) (10,008) (10,270) (10,306)
                                   -------  -------  -------  -------
 Pretax income (FTE)                11,602   12,311   12,801   13,200
 FTE adjustment                       (767)  (1,095)  (1,247)  (1,357)
 Provision for taxes                (3,513)  (3,503)  (3,483)  (3,460)
                                   -------  -------  -------  -------
    Net income                     $ 7,322  $ 7,713  $ 8,071  $ 8,383
                                   =======  =======  =======  =======

 Earnings per share - diluted      $  0.44  $  0.46  $  0.48  $  0.50

Non-interest Income:
--------------------
 Trust income                      $   389  $   394  $   448  $   442
 Service charges on deposit
  accounts                           2,204    2,564    2,570    2,537
 Mortgage lending income               671      712      888      763
 Gains (losses) on sales of assets     131      335       33       68
 Investment security gains
  (losses)                               -        -      211        3
 Bank owned life insurance income      449      455      465      446
 Other                                 527      453      549      545
                                   -------  -------  -------  -------
    Total non-interest income      $ 4,371  $ 4,913  $ 5,164  $ 4,804

Non-interest Expense:
---------------------
 Salaries and employee benefits    $ 5,445  $ 5,866  $ 6,221  $ 5,945
 Net occupancy expense               1,447    1,502    1,632    1,673
 Write-off of deferred debt costs        -        -        -        -
 Other operating expenses            2,538    2,574    2,351    2,622
 Amortization of intangibles            65       66       66       66
                                   -------  -------  -------  -------
    Total non-interest expense     $ 9,495  $10,008  $10,270  $10,306

Allowance for Loan and
 Lease Losses:
----------------------
 Balance beginning of period       $16,133  $16,437  $16,745  $16,915
 Net charge-offs                      (196)    (192)    (630)    (408)
 Loan and lease loss provision         500      500      800      500
                                   -------  -------  -------  -------
    Balance at end of period       $16,437  $16,745  $16,915  $17,007

Selected Ratios:
----------------
 Net interest margin - FTE (a)        4.33%    4.22%    4.19%    4.02%
 Overhead expense ratio (a)           2.18     2.15     2.10     1.97
 Efficiency ratio                    43.96    43.86    43.02    42.93
 Nonperforming loans and
  leases/total loans and leases       0.36     0.26     0.18     0.25
 Nonperforming assets/total assets    0.39     0.21     0.13     0.18
 Loans and leases past due 30 days
  or more, including past due non-
  accrual loans and leases, to
  total loans and leases              0.49     0.45     0.38     0.39

(a) Annualized

                       Bank of the Ozarks, Inc.
     Average Consolidated Balance Sheet and Net Interest Analysis
                        (Dollars in Thousands)
                               Unaudited
                                                  Quarter Ended
                                                December 31, 2005
                                            --------------------------
                                             Average   Income/  Yield/
                                             Balance   Expense   Rate
                                            ---------- -------  ------
   ASSETS
Earnings assets:
 Interest earning deposits and
  federal funds sold                        $      229 $     2   3.38%
Investment securities:
 Taxable                                       325,563   4,354   5.31
 Tax-exempt - FTE                              219,574   3,797   6.86
Loans and leases - FTE                       1,351,662  25,250   7.41
                                            ---------- -------
   Total earnings assets                     1,897,028  33,403   6.99
Non-earning assets                             178,804
                                            ----------
   Total assets                             $2,075,832
                                            ==========


 LIABILITIES AND STOCKHOLDERS' EQUITY

Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction  $  497,866 $  2,284  1.82%
  Time deposits of $100,000 or more            582,319    5,266  3.59
  Other time deposits                          311,895    2,370  3.01
                                            ---------- --------
   Total interest bearing deposits           1,392,080    9,920  2.83
 Repurchase agreements with customers           26,413      141  2.11
 Other borrowings                              315,003    3,376  4.25
 Subordinated debentures                        44,331      764  6.84
                                            ---------- --------
   Total interest bearing liabilities        1,777,827   14,201  3.17

Non-interest bearing liabilities:
 Non-interest bearing deposits                 144,021
 Other non-interest bearing liabilities          9,468
                                            ----------
   Total liabilities                         1,931,316
Stockholders' equity                           144,516
                                            ----------
   Total liabilities and stockholders'
     equity                                 $2,075,832
                                            ==========
Interest rate spread - FTE                                       3.82%
                                                       --------
Net interest income - FTE                              $ 19,202
                                                       ========
Net interest margin - FTE                                        4.02%


                                                   Year Ended
                                                  December 31, 2005
                                            --------------------------
                                              Average  Income/  Yield/
                                              Balance  Expense   Rate
                                            ---------- -------  ------
   ASSETS
Earnings assets:
 Interest earning deposits and
  federal funds sold                        $      332 $     11  3.44%
 Investment securities:
  Taxable                                      319,234   16,998  5.32
  Tax-exempt - FTE                             181,386   12,468  6.87
 Loans and leases - FTE                      1,245,779   87,869  7.05
                                            ---------- --------
    Total earnings assets                    1,746,731  117,346  6.72
Non-earning assets                             166,230
                                            ----------
    Total assets                            $1,912,961
                                            ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction  $  466,609 $  7,041  1.51%
  Time deposits of $100,000 or more            542,378   16,265  3.00
  Other time deposits                          299,104    8,008  2.68
                                            ---------- --------
    Total interest bearing deposits          1,308,091   31,314  2.39
 Repurchase agreements with customers           26,620      450  1.69
 Other borrowings                              251,589    9,848  3.91
 Subordinated debentures                        44,331    2,693  6.08
                                            ---------- --------
    Total interest bearing liabilities       1,630,631   44,305  2.72

Non-interest bearing liabilities:
 Non-interest bearing deposits                 138,072
 Other non-interest bearing liabilities          7,073
                                            ----------
    Total liabilities                        1,775,776
 Stockholders' equity                          137,185
                                            ----------
    Total liabilities and stockholders'
     equity                                 $1,912,961
                                            ==========
Interest rate spread - FTE                                       4.00%
                                                       --------
Net interest income - FTE                              $ 73,041
                                                       ========
Net interest margin - FTE                                        4.18%

    CONTACT: Bank of the Ozarks Inc., Little Rock
             Susan Blair, 501-978-2217